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                                  Exhibit 10.15

                            STOCK ISSUANCE AGREEMENT

         This Stock Issuance Agreement is entered into as of December 30, 2003, by SulphCo, Inc., a Nevada corporation (the "Corporation"), and Rudolf W. Gunnerman and Doris Gunnerman (collectively, the "Lender").

SECTION 1. Issuance of Shares.

         (a) ISSUANCE. On the terms and conditions set forth in that certain Promissory Note, dated December 30, 2003, the Corporation agreed to borrow from Lender the sum of Five Hundred Thousand Dollars ($500,000) and, in lieu of interest payable in cash for a one year period, to pay interest for such one year period by issuing to Lender, or designee, Five Hundred Thousand (500,000) shares of the Common Stock of the Corporation (the "Shares"). The Promissory
Note is being made and the Shares are being issued by the Corporation to Rudolf
W. Gunnerman and Doris Gunnerman pursuant to a resolution of the Board of Directors adopted at a meeting held on December 30, 2003, for the issuance of the Shares. The Shares will be issued on or about January 5, 2004, but in no event later than January 15, 2004.

         (b) AGREED VALUE OF INTEREST. The Lender and Borrower agree that the value of the Shares is the last traded closing price of the common stock of the Corporation on December 26, 2003, being thirty-seven cents ($.37) per share, discounted by twenty percent (20%) due to the fact of the restrictions on trading of the Shares and other elements bearing on the value of the Shares, such that the total agreed value for the Shares is Seventy-Four Thousand Dollars ($74,000.00).

         (c) DEFINED TERMS. Capitalized terms not defined above are defined in
Section 8 of this Agreement.

SECTION 2. Restrictions.

          (a) LENDER REPRESENTATIONS. In connection with the issuance of Shares under this Agreement, the Lender hereby represents and warrants to the Corporation as follows:

                  (i) The Lender is acquiring and will hold the Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                  (ii) The Lender understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Lender obtains an opinion of counsel, in form and substance satisfactory to the Corporation and its counsel, that such registration is not required. The Lender further acknowledges and understands that the Corporation is under no obligation to register the Shares.

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                  (iii) The Lender is aware of the adoption of Rule 144 by the
Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations.

                  (iv) The Lender will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Lender agrees that he or she will not dispose of the Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Shares and he or she has provided the Corporation with written assurances, in substance and form satisfactory to the Corporation, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule
144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under any "blue sky" laws.

                  (v) The Lender has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and the Lender has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Shares.

                  (vi) The Lender is aware that his or her investment in the Corporation is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Lender is able, without impairing his or her financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

         (b) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

         (c) RIGHTS OF THE CORPORATION. The Corporation shall not be required to
(i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.


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SECTION 3. Successors and Assigns.

         Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and be binding upon the Lender and the Lender's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4. Legend.

         All certificates evidencing Shares shall bear substantially the following legend:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 5. Notices.

         Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Corporation at its principal executive office and to the Lender at the address that he or she most recently provided to the Corporation.

SECTION 6. Entire Agreement.

         This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

SECTION 7. Choice of Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

SECTION 8. Definitions.

         (a) "Agreement" shall mean this Stock Issuance Agreement.

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         (b) "Board of Directors" shall mean the Board of Directors of the
Corporation, as constituted from time to time.

         (c) "Corporation" shall mean SulphCo, Inc., a Nevada corporation.

         (d) "Shares" shall mean the Shares issued to the Lender pursuant to this Agreement.

         (e) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (f) "Share" shall mean one share of Stock.

         IN WITNESS WHEREOF, the Corporation and the Lender have executed this Agreement to be effective as of December 30, 2003.

CORPORATION:                          SULPHCO, INC.



                                      By  /S/ KIRK S. SCHUMACHER
                                          ----------------------
                                          Kirk S. Schumacher, President



LENDER:                                   /S/ RUDOLF W. GUNNERMAN
                                          -----------------------
                                          Rudolf W. Gunnerman, individually and
                                          on behalf of Doris Gunnerman, his
                                          spouse


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